EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 28, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (Apr 2009 – Mar 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.0%	-3.2%	-6.7%	-10.1%	-9.6%	-6.1%	-1.5%	-6.1%	10.4%	-28.8%	-0.5	-0.7
B**	1.0%	-3.2%	-6.9%	-10.7%	-10.2%	-6.7%	-2.2%	-6.7%	10.4%	-30.1%	-0.6	-0.8
Legacy 1***	1.1%	-3.0%	-6.2%	-8.1%	-7.6%	-4.2%	N/A	-4.2%	10.2%	-24.0%	-0.4	-0.5
Legacy 2***	1.1%	-3.0%	-6.3%	-8.3%	-7.9%	-4.5%	N/A	-4.5%	10.2%	-24.7%	-0.4	-0.6
Global 1***	1.1%	-3.0%	-6.2%	-7.8%	-7.1%	-4.8%	N/A	-4.8%	9.8%	-23.0%	-0.4	-0.6
Global 2***	1.1%	-3.0%	-6.2%	-8.0%	-7.4%	-5.0%	N/A	-5.0%	9.8%	-24.1%	-0.5	-0.7
Global 3***	1.1%	-3.2%	-6.6%	-9.5%	-8.9%	-6.7%	N/A	-6.7%	9.8%	-30.3%	-0.7	-0.8

S&P 500 Total Return Index****	-0.4%	0.0%	1.0%	20.9%	14.4%	21.0%	7.3%	21.0%	14.0%	-16.3%	1.4	2.6
Barclays Capital U.S. Long Gov Index****	1.0%	0.9%	7.3%	-3.9%	8.3%	5.0%	6.1%	5.0%	11.5%	-15.5%	0.5	0.8
* Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
** Units began trading in August 2003.
*** Units began trading in April 2009.
**** Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					28%
Energy	10%	Long	Crude Oil	3.8%	Long	10%	Long	Crude Oil	3.8%	Long
			Brent Crude Oil	2.0%	Long			Brent Crude Oil	2.0%	Long
Grains/Foods	11%	Long	Soybeans	3.3%	Long	10%	Long	Soybeans	3.3%	Long
			Corn	1.7%	Long			Corn	1.7%	Long
Metals	8%	Short	Gold	2.6%	Long	8%	Short	Gold	2.6%	Long
			Copper	1.4%	Short			Copper	1.4%	Short
FINANCIALS	71%					72%
Currencies	36%	Short $	Japanese Yen	6.9%	Short	37%	Short $	Japanese Yen	6.9%	Short
			British Pound	5.4%	Long			British Pound	5.4%	Long
Equities	15%	Long	S&P 500 Index	3.8%	Long	15%	Long	S&P 500 Index	3.8%	Long
			DJ Eurostoxx 50 Index	1.9%	Long			DJ Eurostoxx 50 Index	1.9%	Long
Fixed Income	20%	Long	Bunds	5.1%	Long	20%	Long	Bunds	5.0%	Long
			U.S. Treasury Bonds	3.5%	Long			U.S. Treasury Bonds	3.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices rose by 4% after weekly inventory figures showed supplies fell more than expected. Crude oil prices increased by more than 2% because of positive U.S. economic data and supply concerns related to Western sanctions on Russia’s energy sector.

Grains/Foods
Sugar prices increased in excess of 6% due to increased seasonal demand and decreased output from sugar producing countries. Coffee prices were driven higher due to a drought in Brazil which damaged crops and reduced overall supplies.

Metals
Precious metal markets experienced price declines after Janet Yellen, Chair of the Federal Reserve, announced the possibility of an interest rate hike in 2015, which lowered overall demand for safe-haven assets. Copper prices increased by more than 1% after a major copper producer announced a five-year low in production.

Currencies
The Australian dollar appreciated by more than 1% against the U.S. dollar after the Reserve Bank of Australia announced its intentions to keep interest rates unchanged for the foreseeable future. The New Zealand dollar depreciated against counterparts on the same news.

Equities
The German DAX Index rose by more than 2% due to a larger-than-expected increase in Eurozone consumer confidence. The Dow Jones Industrial Average fell by more than 1% after pending home sales in the U.S. fell to their lowest levels since October 2011.

Fixed Income
German Bund prices were driven higher because of an unexpected decline in Spanish inflation, which led investors to believe the European Central Bank may lower interest rates in the future to bolster growth. British Gilt prices fell in reaction to better-than-expected U.K. retail sales data.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.